UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Charlotte Russe Holding, Inc.

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April 11, 2009

Ms. Etelvina Martinez

ISS Governance Services, RiskMetrics Group

2099 Gaither Road

Rockville, MD 20850

Dear Ms. Martinez:

Thank you for the opportunity to present our position on Charlotte Russe to the RiskMetrics team on Thursday. We wanted to address several follow-up points raised by KarpReilly LLC (“KarpReilly”) in its Schedule 14-A filed yesterday.

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Business performance: KarpReilly mischaracterizes our April 8, 2009, pre-release of our Q2 ‘09 earnings. The facts are that prior to our announcement, analysts’ consensus was that Charlotte Russe would lose $0.19 per share in the second quarter. In our release, we stated we expect to report a profit of $0.02 to $0.05 per share. We also reported that we expect Q3 ‘09 earnings to be $0.17 to $0.27 per share, versus a consensus estimate of $0.11 per share. We are encouraged by this recent performance and believe that the turnaround of the Company is underway.

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Performance for last two fiscal quarters. KarpReilly blames the Board and interim management team for the difficult performance of the last two quarters. KarpReilly conveniently ignores the fact that our financial results in Q4 ‘08 were negatively impacted by legacy issues, and it was necessary for the Company to take significant markdowns to move excess inventory that had built up under the prior management team. In addition, KarpReilly omits that these results occurred during the most difficult economic and operating environment in the history of the Company.

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KarpReilly’s omission of important facts. Mr. Karp’s filing highlights what he defines as a historical track record of increasing stock price and “the clear benefit to all shareholders.” The facts are that during Mr. Karp’s tenure on the Board, Charlotte Russe implemented short-term operating strategies that increased the stock price only temporarily. His strategy of rapid growth, while failing to put in place the operating controls that we believe the Company needed, exposed Charlotte Russe to significant long-term issues. But these issues are not apparent in his chart, which conveniently stops when he exits the stock. His chart does not reflect the subsequent period when the Company’s financial performance and stock price were impacted by these long-term issues, which management and the Board are now addressing. We note that his stock charts for other companies also end at the point at which he exits, without showing how others fared who retained their investment in the company.

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Transformation gaining traction: KarpReilly says that the Q2 ‘09 results do not represent a turnaround, because of the decline in EPS from the prior year. The facts are spoken best by objective third party research analysts:

“Q2 results validate our belief that the strategies the new team has implemented are working. Moreover, based on channel checks, we have even greater conviction that these strategies are not only right for the CHIC brand but also are right for the current economic environment …we expect CHIC to take market share given its attractive price/value/fashion offering.”

— Elizabeth Pierce, Roth Capital Partners, April 9, 2009

“On the back of cost cutting, inventory control and improved merchandising with fewer markdowns, CHIC substantially raised guidance. We believe the changes at the core business are evident in the stores…”

— Adrienne Tennant, FBR Capital Markets, April 9, 2009

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Management Succession Plan. In contrast to KarpReilly’s assertion regarding management succession, our plan was to have Len Mogil — a Board member with significant retail operating experience — take over on an interim basis to begin implementing the needed turnaround initiative. As we noted in our meeting, we have an agreement with Mr. Hoffman that limits anything else that we can say regarding this issue. But more importantly, the Board moved quickly to put in place a well-qualified, highly experienced senior management team to carry forward the turnaround plan.

We can make ourselves available to address any issues you may want to discuss further.

Regards,

/s/ Jennifer Salopek	/s/ Michael Blitzer	/s/ John Goodman

/s/ Emilia Fabricant	/s/ Fred Silny

CC:	Mr. Waheed Hassan, CFA

Mr. Chris Young, JD, CFA

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements. Such statements include, but are not limited to, the results of our process for evaluating strategic alternatives for the Company and expectations regarding future growth and benefits from the Company’s strategic plan, and new management team, as well as projections of the Company’s second quarter and third quarter financial results. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the Company will not receive indications of interest from potential purchasers or will not receive indications of interest that the Board considers acceptable, the Company will not achieve anticipated financial results or be able to execute its new strategic plan as intended, the Company will not open new Charlotte Russe stores or remodel existing stores in the numbers or on the schedule anticipated, general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A description of these factors, as well as others that could affect the Company’s business, is set forth in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

IMPORTANT INFORMATION: Charlotte Russe Holding, Inc. filed a definitive proxy statement with the U.S. Securities and Exchange Commission on March 23, 2009 relating to Charlotte Russe’s solicitation of proxies from the stockholders of Charlotte Russe with respect to the Charlotte Russe 2009 annual meeting of stockholders. Charlotte Russe and its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of proxies for the 2009 annual meeting. The proxy statement contains detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Charlotte Russe’s stockholders. Charlotte Russe has filed a proxy statement and other relevant documents, including a white proxy card. CHARLOTTE RUSSE ADVISES SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Charlotte Russe’s proxy statement and other relevant documents may be obtained without charge from the SEC’s website at www.sec.gov and from Charlotte Russe at www.charlotterusse.com. You may also obtain a free copy of Charlotte Russe’s definitive proxy statement by writing to the Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117.